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                                                                    Exhibit 21.1

                              PRESIDION CORPORATION

                              LIST OF SUBSIDIARIES

                                                      STATE OF
              SUBSIDIARY                            INCORPORATION                  DOING BUSINESS AS
              ----------                            -------------                  -----------------
         Presidion Solutions, Inc.                     Florida                 Presidion Solutions, Inc.
         Sunshine Staff Leasing, Inc.                  Florida                 Presidion Solutions I, Inc.
         Sunshine Companies, Inc.                      Florida                 Presidion Solutions II, Inc.
         Sunshine Companies, II, Inc.                  Florida                 Presidion Solutions III,Inc.
         Sunshine Companies III, Inc.                  Florida                 Presidion Solutions IV, Inc.
         Sunshine Companies, Inc. IV                   Florida                 Presidion Solutions V, Inc.
         ABS IV, Inc.                                  Delaware                None
         Paradyme, Inc.                                Florida                 Presidion Solutions VI, Inc.

Subsidiaries omitted from this list are not deemed to be significant subsidiaries of the Registrant.